UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 21, 2013, the Compensation and Organization Committee (the "Compensation Committee") of the Board of Directors of the Company approved the Company's 2013 Long-Term Incentive Program (the "2013 LTI Program") and the 2013 Annual Incentive Plan (the "2013 AIP"), in which the Company's officers participate. The Committee also set the performance goals for the 2013 tranche of performance awards issued under the 2011 Long-Term Incentive Program approved on February 23, 2011 ("2011 LTI Program").
2013 LTI Program

The 2013 LTI Program consists of performance share awards (50%), non-qualified stock options (25%) and restricted stock (25%). All awards under the 2013 LTI Program were granted on February 21, 2013, and are governed by the Company's 2008 Stock Option and Performance Award Plan.

The performance period for the performance shares is the three year period 2013 through 2015. Participants may earn between 50% and 200% of the performance shares awarded under the 2013 LTI Program by meeting or exceeding the performance criteria set for the 2013 LTI Program. The Compensation Committee set three-year performance goals for the 2013 LTI Program on February 21, 2013. The number of performance shares earned at the end of the three-year performance period is based on the average of the earned percentage for each year during the 2013 LTI Program. Performance shares earned under the 2013 LTI Program become vested and will be paid out on the later of (i) February 29, 2016, or (ii) the date the Compensation Committee certifies the performance results.

The performance metrics for the performance shares awarded under the 2013 LTI Program are return on invested capital ("ROIC") and consolidated operating ratio ("OR"), weighted 75% and 25%, respectively. For this purpose, ROIC is defined as the quotient of the Company's net operating profit after taxes ("NOPAT") divided by the Company's invested capital where (i) NOPAT is the sum of the Company's net income plus interest expense, interest on the present value of the Company's operating leases and debt retirement costs (all preceding items tax effected), with further adjustments to eliminate the after-tax effects of any foreign exchange gains/losses, the foreign exchange impact on the Company's effective tax rate and changes in accounting principles, and (ii) invested capital is the sum of the Company's average equity balance, average debt balance and the present value of the Company's operating leases, with further adjustments to eliminate the average equity impacts of changes in accounting principles.

The shares of restricted stock awarded under the 2013 LTI Program vest on February 29, 2016.

The non-qualified stock options become vested and exercisable in equal installments on February 21, 2014, February 21, 2015 and February 21, 2016, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company's common stock on the date of grant.

The above description is qualified in its entirety by the form of 2013 LTI Program award agreements attached to this Current Report on Form 8-K as Exhibits 10.1 (for United States employees) and 10.2 (for non-United States employees).

2013 AIP

The 2013 AIP is payable in cash following certification by the Compensation Committee that the 2013 annual performance target is met. The Compensation Committee determined at its February 21, 2013, meeting that the performance target for the 2013 AIP is the Company's budgeted year-end 2013 consolidated operating ratio.

2011 LTI Plan

On February 21, 2013, the Compensation Committee set the performance criteria for the 2013 performance period of the 2011 LTI Program.

Item 9.01 Financial Statements and Exhibits.
(d)

10.1 Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2013 Long-Term Incentive Program.

10.2 Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2013 Long-Term Incentive Program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

February 26, 2013	By:	/s/ Adam J. Godderz

Name: Adam J. Godderz
Title: Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2013 Long-Term Incentive Program.

10.2
Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2013 Long-Term Incentive Program.